Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A4, of our report dated February 28, 2008 relating to the August 31, 2007 financial statements of Pay By The Day Holdings, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

DNTW Chartered Accountants, LLP

Markham, Canada
October 3, 2008